Exhibit 10.16

                      DIRECTORS' DEFERRED COMPENSATION PLAN
                                       OF
                               KEYSPAN CORPORATION

1.       Purpose of the Plan

     The purpose of the Directors' Deferred Compensation Plan is to provide a method for Directors who are not currently employees of KeySpan to acquire a proprietary interest in the Corporation and to further align the interests of the Directors with the Corporation's shareholders. It is intended that the Plan will meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the Plan shall be interpreted accordingly.

2.       Definitions

     (a) "Annual Stock Grant" shall mean the number of Stock Equivalents of KeySpan common stock that may be awarded, from time to time, as determined by the Board, to each Participant and may be deferred into the Participant's Stock Equivalent Account under this Plan.

     (b) "Beneficiary" shall mean a person or entity determined to be the Participant's beneficiary pursuant to Section 11 hereof.

     (c) "Board of Directors" or "Board" shall mean the Board of Directors of KeySpan Corporation.

     (d) "Cash Equivalent Account" shall mean a book account maintained by KeySpan reflecting Compensation deferred by the Participant into a cash account which accrues interest on a monthly basis at a rate equal to the prime interest rate as set forth by JP Morgan Chase Bank (or any successor thereto) effective as of the first day of each calendar month.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Compensation" shall mean the remuneration, as determined by the Board, to be paid to a Director in consideration for his or her service as a Director, including the annual retainer, committee chairman retainer and meeting fees, if any, but not including amounts representing reimbursement of expenses.

     (g) "Corporation" or "KeySpan " shall mean KeySpan Corporation, the sponsor of this Plan or its successors or assigns.


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     (h) "Director" shall mean any non-employee  director or consulting director of the Corporation, or any non-employee director or consulting director of any subsidiary of the Corporation that is authorized by the Board to participate in this Plan.

     (i) "Election Form" shall mean the annual election form to be completed by each Director to elect whether he or she desires to participate in the Plan, and if so, designate the manner in which his or her Compensation will be deferred. A Participant who elects to defer his or her Compensation must elect to: (a) purchase Stock Equivalents under paragraph 5(a)(i); (b) purchase shares on an after-tax basis in the KeySpan Investor Program described in paragraph 5(a)(ii);
(c) contribute cash pursuant to paragraph 6 into a Cash Equivalent  Account,  or
(d) any combination of contributions and allocations  identified in (a), (b) and
(c) in 5% increments. Any Compensation that a Director does not elect to defer will be paid by check to the Director. The Election Form must be delivered to the Corporation no later than December 31st of each year for the following year's election instructions to become effective. All new directors will be required to make an election upon 30 days of their election as a Director.

     (j) "Participant" shall mean a Director of the Corporation (or any directors of a subsidiary of the Corporation which by action of the Board have been authorized to participate in this Plan) and who is not an employee of the Corporation or any subsidiary of the Corporation.

     (k) "Plan" shall mean this Directors' Deferred Compensation Plan of KeySpan Corporation.

     (l) "Prior Deferred Plan" shall mean the Directors' Deferred Compensation Plan of KeySpan Corporation, as amended, which terminated on March 31, 2003.

     (m) "Stock Equivalent" shall mean a phantom stock unit which tracks the performance of KeySpan common stock and receives Stock Equivalent Dividends in accordance with any dividends paid on KeySpan common stock. Stock Equivalents may be acquired by Directors by electing to defer any portion of their Compensation into a Stock Equivalent Account pursuant to Section 5(a)(i) of the Plan. Stock Equivalents may also be acquired pursuant to an Annual Stock Option Grant, if any, as determined by the Board. Stock Equivalents are to be computed to three decimal places.

     (n) "Stock Equivalent Account" shall mean a book account maintained by KeySpan reflecting the accumulated Stock Equivalents acquired by a Participant, through any Compensation deferred into Stock Equivalents, any Stock Equivalent Dividends paid and any Annual Stock Grant awarded in Stock Equivalents to such Participant.

     (o) "Stock Equivalent Dividend" means the amount credited to a Participant's Stock Equivalent Account in Stock Equivalents which is equal to the amount of any dividend payable on KeySpan common stock, from time to time. Such Stock Equivalent Dividend will be determined by the actual dividend paid from time to time in respect of KeySpan issued and outstanding common stock.


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3.       Participation

     Directors of the Corporation or any authorized subsidiary of the Corporation may participate in the Plan. All future Directors may commence participation in the Plan immediately upon becoming a Director. Employee directors shall not be eligible to participate in this Plan. The Directors will be required to make an election on the annual Election Form as to whether or not he or she desires to participate in the Plan, and if so, designate the manner in which his or her Compensation will be deferred in accordance with Section 5 and/or 6 of the Plan.

4.       Form of Elections

     Each Participant shall execute an Election Form for each calendar year in which the Plan is in force. Each Election Form shall state whether the Participant elects to participate in the Plan, and if so, what percentage of Compensation the Participant elects to defer, in 5% increments. The Election Form shall also state the manner in which Participant elects to defer such Compensation, either to: (a) purchase Stock Equivalents under paragraph 5(a)(i);
(b) purchase KeySpan common stock on an after-tax basis through the KeySpan Investor Program pursuant to paragraph 5(a)(ii); (c) contribute cash into a Cash Equivalent Account pursuant to paragraph 6; and/or (d) any combination of contributions and allocations from (a),(b) and (c).

5.       Deferral Accounts - Stock Equivalent Account and KeySpan Investor
         Program

     (a) Each Participant may invest any percentage of their Compensation up to 100% of his or her Compensation in 5% increments to purchase either Stock Equivalents under this Plan (which would be tax deferred) or shares of KeySpan common stock under the KeySpan Investor Program (which would not be tax deferred). Additionally, a Participant may receive one hundred percent (100%) of any Annual Stock Grant in Stock Equivalents under this Plan, as determined by the Board of Directors from time to time.

          (i) Participant contributions shall be credited to the Stock Equivalent Account in the name of such Participant on a quarterly basis. Each stock equivalent shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of the common stock of the Corporation. No actual shares of common stock or certificates thereof shall be purchased or held under the Plan.

          (ii) If a Participant elects to receive shares, Participant will be enrolled in the KeySpan Investor Program and will be subject to all terms and conditions of that Program. Compensation invested in shares under the Program is not tax deferred.


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     (b) The  number of Stock  Equivalents  or shares of common  stock  credited pursuant to Section 5(a) shall be determined by utilizing the average of the high and low price per share of KeySpan common stock on the first trading day of the quarter following the quarter in which contributions are received, except in the case of quarterly retainer payments. In the case of contributions received from quarterly retainer payments, such contributions will be credited on the first day of the quarter in which they are paid and shall be determined by utilizing the average of the high and low price per share of KeySpan common stock on the first trading day of such quarter. For instance, a January 1st retainer payment will be credited in the Participant's Stock Equivalent Account or in the KeySpan Investor Program, as the case may be, on January 1st. Other contributions received from Compensation related to meeting fees will be credited on the first day of the quarter following the quarter in which they are earned. For instance, Compensation received from attending a committee meeting held on January 15th, will be credited in the Participant's Stock Equivalent Account or in the KeySpan Investor Program, as the case may be, on April 1st. Quarterly investments are made on the first trading day of the months of January, April, July and October.

     (c) Each Participant account will be credited (as of the pertinent date) with a Stock Equivalent Dividend, which represents an amount equivalent to the amount of any dividend payable on KeySpan common stock for each Stock Equivalent or fraction of an Stock Equivalent in the Participant's Stock Equivalent Account as of such date

     (d) Stock Equivalent Dividends as described in paragraph (c) above shall be credited to the Participant's Stock Equivalent Account as of the dividend payment date in the form of as many additional Stock Equivalents (and any fractions of a Stock Equivalent computed to three decimal points) as could be purchased with such Stock Equivalent Dividend based on the average of the high and low price per share of KeySpan common stock on such dividend payment date or, if no trading occurs on such stock on the dividend payment date, on the trading day immediately succeeding such date.

     (e) In the event that the number of outstanding shares of KeySpan common stock shall be changed by reason of stock split-ups, combinations, recapitalization, mergers, consolidations, spin- offs or the like, the Board shall make such adjustments as it deems appropriate in the number of Stock Equivalents credited to the Stock Equivalent Accounts hereunder.

6.       Cash Equivalent Account, Interest

     (a) Deferral amounts elected to be deferred into the Cash Equivalent Account shall be accrued by KeySpan to a bookkeeping account as of the date payment of such amounts would have been made by the Corporation. The establishment of such Cash Equivalent Account is solely for bookkeeping purposes and shall not represent amounts held in trust or a segregation of the assets of the Corporation or any form of funding of the deferred compensation. Each Participant shall receive periodic reports setting forth the amounts credited to his or her Cash Equivalent Account.


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     (b) An amount representing  interest into the Cash Equivalent Account shall be accrued monthly at a rate equal to the prime interest rate as set forth by JP Morgan Chase Bank (or any successor thereto) effective as of the first day of such calendar month. Such amount shall be credited to the Participant's Cash Equivalent Account.

7.       Transfer Between Cash Equivalent Account and Stock Equivalent Account

     Prior to the first day of each calendar year, a Participant, by giving written notice to the Corporation, may transfer all or any portion of the balance in his or her Cash Equivalent Account into his or her Stock Equivalent Account using the price for the Corporation's common stock determined under
Section 5(b).

8.       Prior Deferred Plan

     Each Participant who was a participant in the Prior Deferred Plan had the option to have his or her contributions in such Prior Deferred Plan rolled over to this Plan.

9.       Form and Timing of Payment

     (a) No payments under this Plan shall be made to a Participant hereunder prior to retirement, death or termination of service as a Director.

     (b) Upon retirement, death or termination of service as a Director (the "Distribution Event") all Stock Equivalents in the Participant's Stock Equivalent Account will be converted to cash based on the closing price of the Corporation's common stock on the last trading day of the month in which the Distribution Event occurs. This converted amount will be transferred to the Participant's Cash Equivalent Account and will be aggregated with any existing balance in the Participant's Cash Equivalent Account (collectively, the "Distribution Account"). The Distribution Account will be paid in accordance with the Participant's form of election pursuant to the payment options described in subparagraph (c) below.

     (c) A Participant may request a distribution of the Distribution Account described in paragraph (b) by electing on their annual Election Form any of the following distribution options described in (i), (ii) or (iii) below:

          (i)  a lump sum in cash to the Participant as soon as administratively
               feasible  after  the  Distribution   Event  that  determines  the
               Participant's right to receive payment;

          (ii) deferral of the Distribution Account for up to 5 years after the Distribution Event. During the additional deferral period, interest shall be credited on the Distribution Account, accrued monthly, at a rate equal to the prime rate as set forth by
               JPMorgan Chase Bank (or any successor bank)effective as of the first day of such calendar quarter and credited to the Participant's Distribution Account. At the end of the additional deferral period, the Distribution Account balance will be paid in a lump sum in cash to the Participant on or about January 31st of the year following the Distribution Event;


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          (iii)the Participant may elect to receive payment of the  Distribution
               Account in equal annual installments, the number of which shall be specified in writing by the Participant by the date stated above, but in no event shall such number exceed ten. Interest shall be credited on the unpaid Distribution Account accrued monthly at a rate equal to the prime rate as set forth by JPMorgan Chase Bank (or any successor bank) effective as of the calendar quarter and credited to the Distribution Account. first day of such Installment payments will be paid on or about January 31st of each year following the Distribution Event.

     (d) The Participant must elect a distribution option described in subparagraph (c) above on his/her annual Election Form which must be delivered to the Corporation no later than December 31st of the year prior to the Distribution Event.

10.      No Forfeitures

     Each Participant's benefits hereunder shall be non-forfeitable.

11.      Beneficiary

     Each Participant shall have the right to designate in writing from time to time a Beneficiary or Beneficiaries by filing a written notice of such designation with the Corporation. In the event a Beneficiary designated by the Participant does not survive the Participant and no successor Beneficiary is selected, or in the event no valid designation has been made, such Participant's Beneficiary shall be such Participant's estate. In the event the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the Corporation shall have been furnished with such evidence as the Corporation may deem necessary to establish the validity of the payment.

12.      Funding of the Plan

     The Plan in unfunded, and the amounts credited to each Participant's Stock Equivalent Account, Cash Equivalent Account and Distribution Account and the benefits payable in respect thereof represent merely unfunded, unsecured promises of KeySpan to pay a sum of money to the Participant in the future.

13.      Alienation of Benefits Prohibited

     No transfer (other than a transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy,


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pledge,  attachments,  charge,  or  encumbrance  of any  kind,  shall  vest  the transferee with any interest or right and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

14.      Counterparts

     Any election to defer amounts associated with this Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.

15.      Termination or Amendment

     The Plan may be terminated at any time by the Board of Directors. The Plan may be amended by the Board of Directors from time to time in any respect; provided, however, except to the extent any amendment is necessary to assure continued exemption under Rule 16b-3 promulgated under Section 16 of the Exchange Act and that each of the Participants remain an "outside director" within the meaning of Section 162(m) of the Code, no such amendment may reduce the amounts accrued to any Participant's Stock Equivalent Account or Cash Equivalent Account without the affected Participant's prior written consent.

     Subject to the preceding paragraph, the Board may delegate to the officers of the Corporation the right to amend the Plan for the purposes of clarifying or finalizing the Plan and such amendments shall be effective without further action of the Board.

16.      Choice of Law

     The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.


Adopted by the Board of Directors on March 5, 2003 with an effective date of April 1, 2003.


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